Exhibit 10.16

Amendment to Commercial Lease No. 8 dated 09/29/2010

Subject: Renting new offices on the second floor

Between                                                 IM Immobilien GbR
Gaisbergstr.21
94469 Deggendorf, Germany, tax payer’s reference no. 108/232/10529
- hereinafter called “Landlord”

and                                                                                                   congatec AG

Auwiesenstr. 5
94469 Deggendorf, Germany, tax payer’s reference no. 108/120/10005
- hereinafter called “Tenant”

the following agreement is made:

In addition to Commercial Lease No. 8 dated 09/29/2010, an additional 79 m² of office space shall be rented from 03/01/2015 in the office building at Auwiesenstr. 8, 94469 Deggendorf, Germany, on the second floor.

A proportionate bathroom space of 4 m² will be added to the actual m² of office space.

The Landlord handed over the rooms newly painted. The Tenant shall return them newly painted as well.

Since the newly rented rooms and the office currently rented by Wittenbauer are both connected to the same current meter, current meters will be installed onto the wall outlets in the Wittenbauer office. These counted kilowatt hours will be deducted from the shared current meter and set off against congatec AG.

The monthly rental payment amounts to 5.90 EUR per square meter as with the other rooms, plus the current VAT, at the moment 19%.

The advance payment for operating costs (advance service charge) amounts to net 2.50/m² as with the spaces already rented, plus the current VAT. The advance payment may be adjusted to the actual operating costs after a year.

The calculation of the rent is set forth in Schedule 1.

Apart from that, the provisions of Commercial Lease No. 8 dated 09/29/2010 shall apply.

As set down in Art. 19 to this Commercial Lease, a deposit of three monthly rents including operating costs is also due for the newly rented rooms when moving in; this corresponds to a deposit of 2,091.60 € being due.

Deggendorf, 2/26/2015

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG
- Landlord – Heinz Iglhaut	Tenant – Gerhard Edi

Schedule 1 to the Amendment to Commercial Lease No. 8 dated 02/26/2015       subject: Renting new offices on the second floor

Rent and operating costs from 03/01/2015

The m² information includes proportional bathroom space.

	m²	€ per m²	€	€
First floor conference room	39.17
First floor big office	224.15
First floor canteen	71.05
2. floor big office	175.22
rent	592.59	5.90	3,496.28
Attic story lump sum			600.00

Monthly rental payment				4,096.28

Operating costs	592.59	2.50	1,481.48
Operating costs attic story: for determining the operating costs, 50 % of the space shall be appropriated	176	2.50	440.00

Monthly advance service charge				1,921.48

Net rent and operating costs				6,017.76

Plus. 19 % VAT				1,143.37

Gross rent and operating costs				7,161.13

Deggendorf, 2/26/2015

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG
- Landlord – Heinz Iglhaut	Tenant – Gerhard Edi